UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2011

Mistras Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction, New Jersey	08550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of Mistras Group, Inc. (the “Company”) approved modifications to the Company’s annual incentive plan for fiscal 2012 for its executive officers.  The performance metrics and weighting of each metric has not been changed from fiscal 2011.  The metrics consist of (i) EBITDAS, defined as net income before interest, taxes, depreciation, amortization and non-cash stock-based compensation expense, which will continue to account for 50% of the bonus, and (ii) revenue, which will continue to account for 30% of the bonus.  The remaining 20% of the bonus potential will continue to be based upon the individual executive officer’s performance.  For the Chief Executive Officer, Chief Financial Officer, the General Counsel, and other executive officers who are not responsible for one particular business unit or segment, the metrics are based 100% on the Company’s performance.  For the Group Executive Vice Presidents and other executive officers whose primarily responsibilities are to manage a business unit or segment, the EBITDAS and revenue metrics are based 75% on their specific business unit or segment’s performance and 25% on the Company’s performance.

Each executive has a target bonus potential he can earn, which is a percentage of his base salary.  If the performance for a specific metric is at target level, the executive will receive 100% of his target bonus related to that metric.  Each executive officer can earn between 0% and 200% of his target bonus, based upon performance. The target level of performance for each metric was established at the beginning of fiscal year 2012.

A minimum of 90% of the target performance level of a metric must be achieved for an executive officer to receive any bonus for that metric.  At 90% of the performance level, the executive officer will receive 50% of his target bonus related to that metric.  If performance is between 90% and 100% of target level for a metric, the executive officer will receive a percentage of his target bonus for that metric based upon a straight line interpolation between 50% and 100%, with each 1% increase in performance against target above the 90% level equating to 5% in percentage of target bonus.  If the performance for a specific metric exceeds 100% of the target level, the executive officer will receive in excess of 100% of his target bonus related to that metric, to a maximum of 200% of his target bonus if the performance for the metric equals or exceeds 113.33% of the target.  If performance is between 100% and 113.33% of target performance for a metric, the executive officer will receive a percentage of his target bonus for that metric based upon a straight line interpolation between 100% and 200%, with each 1% increase in performance against target above the 100% level equating to 7.5% in percentage of target bonus.  The Compensation Committee will determine the individual performance portion of the award for the Chairman and Chief Executive Officer.  The Chairman and Chief Executive Officer and the Compensation Committee will determine the individual performance portion of the awards for the other executive officers.

The following sets forth the target bonus and allocations for each of the named executive officers of the Company:

		Allocation of Bonus
Name and Principal Position	Target Bonus as a Percent of Base Salary	Corporate EBITDAS	Corporate Revenue	Business Unit EBITDAS	Business Unit Revenue	Discretionary
Sotirios J. Vahaviolos	85%	50%	30%	—		20%

Francis Joyce	45%	50%	30%	—		20%

Michael J. Lange	60%	12.5%	7.5%	37.5%	22.5%	20%

Dennis Bertolotti	50%	12.5%	7.5%	37.5%	22.5%	20%

Michael C. Keefe	45%	50%	30%	—		20%

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Company held its 2011 annual shareholders meeting on October 17, 2011.  Shareholders elected the seven nominees to the Board of Directors for one-year terms, ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2012, approved the Company’s executive compensation programs, and approved the Board of Director’s recommendation of one year as the frequency for holding an advisory shareholder vote on executive compensation.  These were the only matters voted upon at the meeting.  The voting results are set forth below.

1.  The seven nominees for election to the Board of Directors were elected based upon the following votes:

Nominee	Votes For	Withheld	Broker Non Votes
Daniel M. Dickinson	24,409,172	72,685	1,393,235

James J. Forese	24,472,539	9,318	1,393,235

Richard H. Glanton	24,338,568	143,289	1,393,235

Michael J. Lange	24,478,239	3,618	1,393,235

Ellen T. Ruff	24,478,589	3,268	1,393,235

Manuel N. Stamatakis	24,425,839	56,018	1,393,235

Sotirios J. Vahaviolos	24,462,458	19,399	1,393,235

2.  The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2012 was ratified based upon the following votes:

Number of Votes
Votes for approval	25,859,744

Votes against	8,549

Abstentions	6,799

There were no broker non-votes for this item.

3. Advisory vote on the Company’s executive compensation was approved based upon the following votes:

Number of Votes
Votes for approval	24,291,364
Votes against	186,692
Abstentions	3,801
Broker Non-votes	1,393,235

4.  Shareholders approved the Board of Director’s recommendation of one year as the frequency of an advisory shareholder vote on the Company’s executive compensation based upon the following votes:

Number of Votes
One year	23,311,883
Two years	192,174
Three years	946,349
Abstentions	31,451

Based upon the vote in Item 4 above, the Company will hold an advisory shareholder vote on executive compensation annually.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: October 21, 2011	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary